MORGAN STANLEY INSTITUTIONAL FUND, INC.

CERTIFICATE OF CORRECTION

              MORGAN STANLEY INSTITUTIONAL
FUND, INC., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

              FIRST: The title of the document being corrected is the Articles of Amendment of the Corporation, which were filed with the Department on August 13, 2013 at 4:00 p.m. (the "Articles of
Amendment").

              SECOND: The Corporation is the only party to the Articles of Amendment.

              THIRD: The Articles of Amendment contained typographical errors, errors of transcription or other errors, and the Corporation desires to correct such errors by filing this Certificate of Correction.

              FOURTH: As previously filed, Article EIGHTH of the Articles of Amendment reads as follows: "These Articles of Amendment shall be effective on September 6, 2013 at 12:01 a.m.
Eastern Daylight Time." As corrected, Article EIGHTH of the Articles of Amendment reads as follows: "These Articles of Amendment shall be effective on September 6, 2013 at 5:01 p.m. Eastern Daylight Time."

              FIFTH:  The undersigned Vice President of the
Corporation acknowledges this Certificate of Correction to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President of the Corporation acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[SIGNATURE PAGE FOLLOWS]





              IN WITNESS WHEREOF, the Corporation has
caused this Certificate of Correction to be signed in its name and on its behalf by the Vice President of the Corporation and attested to by its Assistant Secretary on this 5th day of September, 2013.


ATTEST:

MORGAN STANLEY
INSTITUTIONAL FUND, INC.










/s/ Joanne Antico

By:
/s/ Stefanie V. Chang Yu
(SEAL)
Name: Joanne Antico

Name: Stefanie V. Chang Yu

Title: Assistant Secretary

Title: Vice President